TEMPORARY EMPLOYMENT AGREEMENT,
                              SETTLEMENT AGREEMENT
                              AND GENERAL RELEASE

         This Temporary Employment Agreement, Settlement Agreement and General Release ("Agreement") is made by and between lngenuus Corporation, a Delaware corporation (the "Company"), and Conrad J. Dell'Oca ("Employee").

         WHEREAS, Employee is employed by the Company and is an Executive Officer of the Company;

         WHEREAS,  the  Company  and  Employee  are  parties  to a  Confidential
Information   and   Invention   Assignment   Agreement   (the   "Confidentiality
Agreement");

         WHEREAS, the Company and Employee have agreed that Employee will become a temporary employee effective October 1, 2000 through September 30, 2001;

         WHEREAS, the Company and Employee have agreed that his employment with the Company will be terminated effective September 30, 2001;

         WHEREAS, the parties desire to mutually, amicably and finally resolve and compromise all issues and claims surrounding the employment of the Employee by the Company and the termination thereof;

         NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

         1. Temporary Employment. Employer and Employee hereby agree that Employee shall be employed as a temporary employee for the period October 1, 2000 through September 30, 2001 at his same salary and with all his present benefits including those of a regular employee except that Employee shall not participate in the Company's MIC Bonus Plan during this period of temporary employment. Employee's accrued PTO shall be paid out as of October 1, 2000.

         2. Resignation. Employee hereby resigns as an employee of the Company effective September 30, 2001. Employee shall continue to be employed by the Company as a temporary employee through the Severance Period as defined below, at which rime his resignation as a temporary employee shall become effective.

         3. Severance Period The Company agrees to employ Employee as a temporary employee for a fixed term of twelve (12) month at the monthly rate of nineteen thousand four hundred eighty nine dollars ($ 19,489), less applicable withholding, in

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accordance with the Company's  standard payroll practices for the time period of
12 months from October 1, 2001 through September 30, 2002, or until such time that Employee becomes re-employed as provided for below, whichever occurs first. This twelve (12) months from October 1, 2001 through September 30, 2002, or
until  such   time after  October 1,  2001 that  Employee  becomes  re-employed, whichever occurs first, shall be deemed the "Severance Period". All payments shall cease upon Employee's re-employment by another company or entity in an executive position (e.g. CEO, COO) with an equivalent or greater salary than $19,489 per month. Employee shall make reasonable good faith efforts to find other employment, shall not unreasonably delay his start date with another employer or accept full time consulting (40 hours per week on a monthly basis) in lieu of employment and shall notify the Company in writing immediately upon accepting employment with another employer. During the Severance Period, Employee will not be entitled to any employee benefits, including, but not limited to, paid time off (PTO) benefits, commissions or bonuses, except as specifically provided for herein. The Company will pay Employee all accrued PTO, if any. Employee will receive insurance benefits as specified in Paragraphs 5 below.

         4. Vesting of Stock Options. All of Employee stock options with the Company shall vest 100% upon the execution of this Agreement and Employee may exercise such vested stock options during the period through 3 months after the last day of the Severance Period.

         5. Benefits. The Company shall continue to pay all of the insurance premiums presently paid for Employee including standard Company group medical, dental, life, and disability insurance coverage through the end of the Severance Period. At the conclusion of the Severance Period, Employee may elect COBRA coverage. For purposes of COBRA, Employee's "qualifying event" (as defined in Section 4980B of the Internal Revenue Code of 1986, as amended) shall be at the conclusion of the Severance Period.

         Employee's desk, bookshelves and cabinet in his office is his property and shall be retained and removed by him within a reasonable time after the date of this Agreement. In addition, Employee may retain his Company computer and printer. The Company agrees to provide Employee with voicemail and Company email access during the period of temporary employment and the Severance Period.

         6. Reimbursement of Expenses. The Company and Employee acknowledge that Employee may be entitled to reimbursement of certain travel and business expenses incurred in the ordinary course of business. The Company will reimburse Employee for any such approved expenses upon receipt of a properly filled out, documented and approved Ingenuus Travel and Business Expense Report.

         7. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between


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


Employee and the Company. Employee represents that he has returned all the Company property and confidential and proprietary information in his possession to the Company.

         8. Payment of Salary. Except as otherwise provided herein, Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued PTO, commissions and any and all other benefits due to Employee. Unpaid expenses are specifically excluded.

         9. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company, Employee on behalf of himself and his heirs, family members, executors, administrators, affiliates, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

              (a) any and all  claims  relating  to or arising  from  Employee's
employment   relationship   with  the  Company  and  the   termination  of  that
relationship;

              (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

              (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

              (d) any and all claims for violation of any federal, state or municipal stature , including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Family and Medical Leave Act, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974. The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq.;

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


              (e) any and all claims for violation of the federal, or any state, constitution;


              (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

              (g) any and all claims for attorneys' fees and costs.

The Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement nor to any obligation of the Company under the Indemnification Agreement signed between Employee and the Company.

         10. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver arid release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

         11. Civil Code Section 1542. Employee represents that he is not aware of any claim by him other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

            A  GENERAL  RELEASE  DOES NOT  EXTEND  TO
            CLAIMS WHICH THE  CREDITOR  DOES NOT KNOW
            OR  SUSPECT TO EXIST IN HIS FAVOR  AT THE
            TIME OF EXECUTING  THE RELEASE,  WHICH IF
            KNOWN   BY  HIM  MUST   HAVE   MATERIALLY
            AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

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


         12. No Pending or Future Lawsuits. Each Party represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against the other Party or any other person or entity referred to herein. Each Party also represents that it does not intend to bring any claims on its behalf or on behalf of any other person or entity against the other Party or any other person or entity referred to herein.

         13. Mutual Release of Claims. The Company and Employee agree that at the conclusion of the Severance Period they will execute a mutual release of claims which shall cover substantially the same matters as Sections 9, 10, 11 and 12 hereof

         14. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company and its subsidiaries, and he hereby waives any right, or alleged right, of employment or re-employment with the Company

         15. Confidentiality. The Parties hereto each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. The Parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

         16. No Cooperation. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

         17. Non-Disparagement. Each party agrees to refrain from any defamation, libel or slander of the other, or tortuous interference with the contracts and relationships of the other. All inquiries by potential future employers of Employee will be directed to the Company's Chief Executive Officer.

         18. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon.

         19. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this

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


Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

         20. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

         21. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs.

         22. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf or all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         23. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

         24. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         25. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company.

         26. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the Chief Executive Officer of the Company.

         27. Governing Law. This Agreement shall be governed by the laws of the State of California.

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


         28. Effective Date. This Agreement is effective seven days after it has been signed by both Parties.

         29. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective binding agreement on the part of each of the undersigned.

         30. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or under influence on the part or behalf of the Parties hereto with the full intent of releasing all claims. The Parties acknowledge that:

              (a) They have read this Agreement;

              (b) They have been  represented in  the  preparation   negotiation
and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

              (c) They understand the terms and consequences of this Agreement and of the releases it contains;

              (d) They are fully aware of the legal and binding effect of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


                                       Conrad J. Dell'Oca, an individual


                                       /s/ Conrad J. Dell'Oca
                                       ----------------------
                                           Conrad J. Dell'Oca

Dated:____________2000


                                       Ingenuus Corporation


                                       By: /s/ Michael J. Carroll
                                           ----------------------
                                           Michael J. Carroll
                                           President and chief Executive Officer

Dated: 12-21-2000
       ----------


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